EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
Management of Safety-Kleen Corp.:


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396, File No. 2-97196, File No. 33-56371, File
No. 333-05813, File No. 333-05817 and File No. 333-28757) and on Form S-3
(File No. 22-806, File No. 33-18043, File No. 33-15010, File No. 33-27174,
File No. 33-30519, File No. 33-35008, File No. 33-44715 and File No.
333-03933).

                              /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
April 3, 1998